                                                                    EXHIBIT 10.2







                          OPTICAL MICRO-MACHINES, INC.

               AMENDED AND RESTATED SHAREHOLDERS RIGHTS AGREEMENT




                            May 31, 2000, as amended



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                                TABLE OF CONTENTS
                                                                                              PAGE

Section 1.     Certain Definitions...............................................................1


Section 2.     Piggyback Rights..................................................................3

        2.1    Notice of Registration............................................................3
        2.2    Underwriting......................................................................3
        2.3    Right to Terminate Registration...................................................4

Section 3.     Demand Registration...............................................................4

        3.1    Demand Registration...............................................................4
        3.2    Underwritten Public Offering......................................................5
        3.3    Inclusion of Additional Shares....................................................6

Section 4.     Form S-3 Registration.............................................................7

        4.1    Registrations on Form S-3.........................................................7

Section 5.     Obligations of Company............................................................8


Section 6.     Expenses of Registration..........................................................9


Section 7.     Indemnification...................................................................9

        7.1    The Company.......................................................................9
        7.2    Holders..........................................................................10
        7.3    Defense of Claims................................................................10
        7.4    Contribution.....................................................................11

Section 8.     Rule 144 Reporting...............................................................11


Section 9.     Standoff and Stand-still Agreements..............................................12

        9.1    Market Standoff..................................................................12
        9.2    Stand-still Agreement............................................................12

Section 10.    Limitations on Subsequent Registration Rights....................................13


Section 11.    Information Rights...............................................................13

        11.1   Delivery of Financial Statements.................................................13
        11.2   Inspection.......................................................................14
        11.3   Termination of Information and Inspection Covenants..............................14
        11.4   Confidentiality..................................................................14

Section 12.    Board of Directors...............................................................15


Section 13.    Purchasers' Right of First Offer.................................................16
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                                TABLE OF CONTENTS
                                  (CONTINUED)
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
Section 14.    Right of First Refusal on Founders' Shares.......................................18

        14.1   General..........................................................................18
        14.2   Notice of Proposed Transfer......................................................18
        14.3   Exercise of Right of First Refusal...............................................18
        14.4   Purchase Price...................................................................19
        14.5   Payment..........................................................................19
        14.6   Selling Founder's Right to Transfer..............................................19
        14.7   Termination of Right of First Refusal............................................19
        14.8   Superiority of Company Right of First Refusal....................................19

Section 15.    Co-Sale Rights...................................................................20

        15.1   General..........................................................................20
        15.2   Closing..........................................................................20
        15.3   Termination......................................................................20

Section 16.    Exempt Transfers and Other Limitations...........................................21


Section 17.    Legend...........................................................................21


Section 18.    Termination of Rights............................................................22


Section 19.    Miscellaneous....................................................................22

        19.1   Assignment.......................................................................22
        19.2   Governing Law....................................................................23
        19.3   Counterparts.....................................................................23
        19.4   Titles and Subtitles.............................................................23
        19.5   Notices..........................................................................23
        19.6   Attorney's Fees..................................................................24
        19.7   Amendments and Waivers...........................................................24
        19.8   Severability.....................................................................24
        19.9   Delays or Omissions..............................................................24
        19.10  Entire Agreement.................................................................24
        19.11  Aggregation of Stock.............................................................24
        19.12  Waiver of Right of First Offer...................................................24
        19.13  Remedies.........................................................................25
        19.14  Prior Agreement..................................................................25
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                          OPTICAL MICRO-MACHINES, INC.

               AMENDED AND RESTATED SHAREHOLDERS RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED SHAREHOLDERS RIGHTS AGREEMENT ("Agreement") is entered into as of May 31, 2000, as amended, by and among Optical Micro-Machines, Inc., a Delaware corporation (the "Company"), the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Company (collectively the "Prior Purchasers"), and Silicon Valley Bank, solely as a holder of shares of Series C Preferred Stock issuable upon exercise of outstanding warrants to purchase Series C Preferred Stock and with respect to all Sections of this Agreement other than Sections 14, 15 and 16 (the "Warrant Holder") and the purchasers of Series E Preferred Stock of the Company (the "New Purchasers," and, collectively with Prior Purchasers and the Warrant Holder, the "Purchasers" or "Investors"), and Anis Husain, Ming Wu, Li Fan and Sadik Esener (collectively, the "Founders" and, individually, each a "Founder").

                                    RECITALS:

        A. Concurrently herewith, the New Purchasers and the Company are entering into a Series E Preferred Stock Purchase Agreement (the "Series E Agreement") pursuant to which the New Purchasers will purchase from the Company shares of Series E Preferred Stock of the Company;

        B. The Company, the Founders and the Prior Purchasers have entered into that certain Amended and Restated Shareholder Agreement dated November 16, 1999 (the "Prior Agreement");

        C. Pursuant to Section 20.7 of the Prior Agreement, the Prior Agreement may be amended as set forth herein with the written consent of the Company (as authorized by its Board of Directors) and the holders of a majority of the outstanding Registrable Securities (as defined in the Prior Agreement); and

        D. The parties hereto, consisting of the Company, New Purchasers, the Founders and the requisite majority of the Prior Purchasers, desire to amend and restate the Prior Agreement as set forth herein to modify certain provisions thereof, and to accord to the New Purchasers certain rights comparable to those held by the Prior Purchasers.

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   SECTION 1.

                               CERTAIN DEFINITIONS


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        Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

        1.1 "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        1.2 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at that time.

        1.3 "INITIAL PUBLIC OFFERING" or "IPO" means the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement filed with the SEC pursuant to the Securities Act pursuant to which the Company sells its shares of Common Stock at an aggregate price to the public of at least $50,000,000.

        1.4 The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), and the declaration or ordering of the effectiveness of such registration statement.

        1.5 "REGISTRABLE SECURITIES" means (i) shares of Common Stock of the Company issuable or issued to the Founders (provided however that such shares of Common Stock shall not be deemed shares of Registrable Securities for the purposes of Sections 3, 4 or 19.7), (ii) shares of Common Stock issuable or issued upon conversion of the Preferred Stock (whether currently issued or hereafter acquired) of the Company (the Common Stock described in (i) and (ii) hereinafter collectively referred to as the "SHARES"), and (iii) any other shares of the Company's Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or exchange for or replacement of the Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which a Holder's rights under this Agreement are not assigned; provided, however, that Registrable Securities shall only be treated as Registrable Securities if and so long as, they have not been (1) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (2) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

        1.6 "HOLDER" means either a Founder or Purchaser or assignee thereof in accordance with Section 20.1.

        1.7 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

        1.8 An "AFFILIATE" of a Holder means: (i) any partner or member or retired partner or member of any Holder which is a partnership or limited liability corporation; (ii) any partnership or limited liability corporation that is affiliated with a Holder that is also a partnership or limited

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

        liability corporation; (iii) any family member or trust for the benefit of any Holder which is an individual; or (iv) any majority-owned subsidiary of any Holder which is a corporation.

                                   SECTION 2.

                                PIGGYBACK RIGHTS

        2.1 Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities for its own account or for the account of shareholders other than the Purchasers in a public offering (other than pursuant to Rule 145 or from the Company's stock option plan), the Company will:

               (i) promptly give to the Purchasers written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and underwriting (if applicable), all the Registrable Securities (subject to cutback as set forth in Section 2.2) specified in a written request or requests made within thirty (30) days after receipt of such written notice from the Company by any Purchaser.

        In connection with any registration pursuant to this Section 2, the Purchasers participating in such registration shall provide all information to the Company as may be required in order to permit the Company to comply with all applicable requirements of the SEC in connection with such registration.

        2.2 Underwriting. In connection with any offering involving an underwriting of shares of the Company's capital stock, the right of any Purchaser to registration pursuant to this Section 2 shall be conditioned upon such Purchaser's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. If any Purchaser proposes to distribute its securities through such underwriting, such Purchaser shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Purchasers registering shares of Registrable Securities in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Registrable Securities of the Purchasers, the securities of the Company and the securities held by any other shareholders distributing their securities through such underwriting shall be excluded from the underwriting by reason of the underwriter's marketing limitation to the extent so required by such limitation as follows: (a) first, the securities held by such other shareholders distributing their securities through such underwriting shall be excluded, (b) if after all securities held by such other shareholders have been excluded and any additional shares must be excluded, Registrable Securities of the Purchasers shall be excluded in a manner such that the number of any Registrable Securities that may be included by such Purchasers are allocated in proportion, as nearly as practicable to the amounts of Registrable Securities held by such Purchasers, and (c) if after all securities held by the Purchasers and such other shareholders have been excluded and any additional shares shall be

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excluded, securities of the Company shall be excluded. Notwithstanding the foregoing, such exclusions shall not apply to any underwriting registered pursuant to Section 3 or Section 4, below. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to the Holder or other holders to the nearest 100 shares. If any Holder or other holders disapprove of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter (not later than twenty (20) days prior to the effective date of the offering). Any securities excluded or withdrawn from such underwriting shall not be transferred in a public distribution during the period commencing on the effective date of the registration statement relating to such underwritten offering and ending ninety
(90) days after the effective date of the registration statement relating thereto, but in no event prior to any other lock-up period mutually agreed to between (i) the Company or the underwriter and (ii) the Holder. For purposes of the preceding language concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

        2.3 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6 hereof.

                                   SECTION 3.

                               DEMAND REGISTRATION

        3.1 Demand Registration. Beginning on the earlier of (i) September 30, 2002 or (ii) twelve (12) months after the Company's IPO, Purchasers shall be entitled to have the Company effect up to two (2) demand registrations of Registrable Securities then owned by such Purchasers requesting such registration; provided, however, that the Company shall not be obligated to effect a registration during the 180-day period commencing with the closing date of the Company's Initial Public Offering. A request for such registration (a "REGISTRATION REQUEST") must be made in writing and must be made (i) in the case of the first registration under this Section 3, by the holders of at least a majority of the Common Stock issuable or issued upon conversion of the Preferred Stock (whether currently issued or hereafter acquired) and held by Purchasers, or (ii) in the case of the second registration under this Section 3, by the holders of at least 25% of the Common Stock issuable or issued upon conversion of the Preferred Stock (whether currently issued or hereafter acquired) and held by Purchasers, and, in either event, the shares of stock to be sold in each such

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demand registration shall have an aggregate offering value of at least
$7,500,000. Such Registration Request shall (i) specify the number of shares intended to be offered and sold; (ii) express the present intention of the requesting Purchasers to offer or cause the offering of such shares for distribution; (iii) describe the nature or method of the proposed offer and sale thereof; and (iv) contain the undertaking of the requesting Purchasers to provide all such information and materials and take all such reasonable and customary action as may be required to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Upon receipt of a Registration Request, the Company will promptly give written notice of the proposed registration, qualification or compliance to all other Purchasers and as soon as practicable, use reasonable efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Purchasers joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company. Such registration statement shall contain such required information pursuant to the rules and regulations promulgated under the Securities Act and such additional information as deemed necessary by the managing underwriter or if there is no managing underwriter, as deemed necessary by mutual agreement between the Purchasers participating in registration and the Company. Notwithstanding the foregoing, if the Company shall furnish to the requesting Purchasers a certificate signed by a duly authorized officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company for such registration statement to be filed on or before the date filing would be required, then the Company shall be entitled to postpone filing of the registration statement for up to one-hundred twenty (120) days; provided, however, that the Company shall be entitled to issue such a certificate only once in any given twelve (12) month period. If a registration statement has become effective but is withdrawn before completion of the offering contemplated thereby because of adverse business developments at the Company that were not known to the requesting Purchasers when they requested that the Company initiate such registration proceedings, such registration shall not count as one of the two demand registrations referred to in the first sentence of this Section. If a registration statement is filed on behalf of Purchasers and such registration is withdrawn at the request of the Purchasers holding at least fifty percent (50%) of the Registrable Securities requesting registration for any reason other than adverse business developments at the Company that were not known to the requesting Purchasers, such registration will count as one of the two registrations referred to above.

        3.2 Underwritten Public Offering. If requested, the Company shall enter into an underwriting agreement with an investment banking firm or firms, selected by the Company and reasonably satisfactory to the Purchasers, containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions. The Company shall not cause the registration under the Securities Act of any other shares of its Common Stock to become effective (other than registration of an employee

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

stock plan, or registration in connection with any Rule 145 or similar transaction) during the effectiveness of a registration requested hereunder for an underwritten public offering if, in the judgment of the underwriter or underwriters, marketing factors would adversely affect the price of the Registrable Securities subject to such underwritten registration.

        3.3 Inclusion of Additional Shares. The Company may include in a registration pursuant to this Section 3 securities for its own account, and by other third parties (including officers and employees of the Company) and shares of Common Stock held by any Founder, in amounts as determined by the Company's Board of Directors. To the extent the Company includes securities for its own account, held by other parties in such registration statement or shares of Common Stock held by any Founder, the Company shall take all actions it deems necessary or advisable in order to ensure that the Company and security holders of the Company, whether or not holding contractual registration rights, shall not have the right to exclude from any registration initiated pursuant to this
Section 3 any Registrable Securities with respect to which any Purchaser has requested registration. If requested, the Company shall (together with all officers, directors, Founders and other third parties proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.3, if the representative advises the shareholders registering shares of Common Stock in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company, securities held by officers or directors of the Company, shares of Common Stock held by Founders (excluding such Registrable Securities held by any Investor subject to such registration) and the securities held by other third parties shall be excluded from the underwriting before any securities held by a Purchaser by reason of the underwriter's marketing limitation to the extent so required by such limitation as follows: (a) first, the securities held by such other shareholders distributing their securities through such underwriting shall be excluded, (b) if after all securities held by such other shareholders have been excluded and any additional shares must be excluded, securities of the Company shall be excluded, and (c) if after all securities held by the Company and such other shareholders have been excluded, and any additional shares shall be excluded, Registrable Securities of the Purchasers shall be excluded in a manner such that the number of any Registrable Securities that may be included by such Purchasers are allocated in proportion, as nearly as practicable to the amounts of Registrable Securities held by such Purchasers. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to the Holder or other holders to the nearest 100 shares. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any officer, director or other shareholder (including Purchasers) who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw from the underwriting and shall be excluded from registration therefrom by written notice to the Company, the underwriter and the Purchasers requesting registration. If any Purchaser has made a Registration Request under Section 3.1 above and less than 65% of such Purchaser's Registrable Securities listed in the Registration Request are included in the registration by reason of the underwriter's marketing limitation, such Registration Request shall not be deemed to be a demand registration under Section 3.1 above.

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                                   SECTION 4.

                              FORM S-3 REGISTRATION

        4.1 Registrations on Form S-3. Purchasers shall be entitled to request six (6) registrations of Registrable Securities then owned by such requesting Purchasers on a Form S-3 registration statement under the Securities Act (an "S-3 REGISTRATION"); provided, however, that no more than one (1) such registration shall be effected in any six (6) month period (an "S-3 REGISTRATION REQUEST"). The S-3 Registration Request must be made in writing and the S-3 Registration Request shall (i) specify the number of shares intended to be offered and sold; (ii) express the present intention of the requesting Holders to offer or cause the offering of such shares for distribution; (iii) describe the nature or method of the proposed offer and sale thereof and (iv) contain the undertaking of the requesting Purchasers to provide all such information and materials and take all such action as may reasonably and customarily be required to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Upon receipt of any S-3 Registration Request, the Company will (i) promptly give written notice of the proposed registration to all other Purchasers and Founders and (ii) as soon as practicable, use reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Purchaser, Purchasers or Founders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company. The Company shall, as soon as practicable, file an S-3 Registration and proceed to obtain all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the participating Purchaser's or Founder's Registrable Securities as are specified in the S-3 Registration Request, as soon as practicable, and in any event within sixty (60) days after receipt of such written notice by the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4 if (i) Form S-3 is not available for such offering by the participating Purchasers and Founders; (ii) the participating Purchasers and Founders propose to sell Registrable Securities at an aggregate gross price to the public of less than $500,000; (iii) the Company shall furnish to Purchasers and Founders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of any Purchaser under this
Section 4, provided, however, that the Company shall be entitled to issue such a certificate only one time in any given twelve (12) month period; or (iv) the Company has, within the six (6) month period preceding the date of such request, already effected a registration on Form S-3 for any Purchasers and Founders pursuant to this Section 4. If


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requested, the Company shall (together with all Purchasers and Founders) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4.1, if the representative advises the shareholders registering shares of Common Stock in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by the Founders shall be excluded from the underwriting before any shares held by the Purchasers by reason of the underwriter's marketing limitation to the extent so required by such limitation as follows: (a) first, the securities held by such other shareholders distributing their securities through such underwriting shall be excluded, (b) if after all securities held by such other shareholders have been excluded and any additional shares must be excluded, securities of the Company shall be excluded, and (c) if after all securities held by the Company and such other shareholders have been excluded, and any additional shares shall be excluded, Registrable Securities of the Purchasers shall be excluded in a manner such that the number of any Registrable Securities that may be included by such Purchasers are allocated in proportion, as nearly as practicable to the amounts of Registrable Securities held by such Purchasers. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to the Holder or other holders to the nearest 100 shares.

                                   SECTION 5.

                             OBLIGATIONS OF COMPANY

        Whenever the Company is required by the provisions of this Agreement to use its reasonable efforts, with all due diligence, to effect the registration of the Registrable Securities, the Company shall as soon as possible (i) prepare and, as soon as possible, file with the SEC a registration statement with respect to the Registrable Securities, and use its reasonable efforts to cause such registration statement to become effective and to remain effective until the earlier of the sale of all of the Registrable Securities so registered or one hundred and twenty (120) days subsequent to the effective date of such registration; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the earlier of the sale of all of such Registrable Securities so registered or one hundred and twenty (120) days subsequent to the effective date of such registration statement, (iii) furnish to any Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as such Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current; (iv) use reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such states as Holder shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of all of such Registrable Securities so registered or one hundred and twenty (120) days subsequent to the effective date of the registration statement, and take any and all other actions either necessary or advisable to enable Holders to consummate the public sale or other disposition of the Registrable Securities in jurisdictions where such Holders desire to effect such sales or other disposition; and (v) take all such other actions either necessary or appropriate to permit the Registrable Securities held by a Holder to be registered and disposed of in accordance with the method of disposition described herein.

                                   SECTION 6.

                            EXPENSES OF REGISTRATION

        The Company shall pay all of the out-of-pocket expenses incurred in connection with any registration statements that are initiated pursuant to Sections 2, 3 and 4 of this Agreement, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agent and registrar fees, the fees and disbursements of the Company's outside counsel and independent accountants and the fees and disbursements of one special counsel to the Holders. Any underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered on behalf of Holders shall be borne pro rata by the Holders of the Registrable Securities included in such registration.

                                   SECTION 7.

                                 INDEMNIFICATION

        7.1 The Company. The Company will indemnify Holders, the partners, members, officers, directors and shareholders of each Holder, its legal counsel and each person controlling Holders within the meaning of Section 15 of the Securities Act or the Exchange Act, and each underwriter if any, of the Company's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof, joint or several), including but not limited to any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation (or alleged violation) by the Company of any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Holders, the partners, members, officers, directors, and shareholders of each Holder, its legal counsel and each person controlling Holders, and each underwriter, if any, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration by such Holder or controlling person or underwriter seeking indemnification; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the SEC at the time the registration statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the corrected Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act if the prospectus as so amended and supplemented would have cured the defect giving rise to such loss, claim, damage or liability, provided that the indemnity agreement contained in this Section 7.1 shall not apply to amounts paid in settlement of any such expense, claim, loss, damage or liability if such settlement is affected without the consent of the Indemnifying Holder, which consent shall not be unreasonably withheld.

        7.2 Holders. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected (the "INDEMNIFYING HOLDER"), indemnify the Company, each of its directors and officers, its legal counsel and each underwriter, if any, of the Company's securities covered by such registration statement and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement approved by the Indemnifying Holder of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse the Company, such directors, officers or control persons, underwriters or legal counsel for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Indemnifying Holder expressly for use in connection with such registration; provided that the indemnity agreement contained in this
Section 7.2 shall not apply to amounts paid in settlement of any such expense, claim, loss, damage or liability if such settlement is affected without the consent of the Indemnifying Holder; provided further that in no event shall any indemnity under this Section 7.2 exceed the net proceeds of the offering received by such Indemnifying Holder.

        7.3 Defense of Claims. Each party entitled to indemnification under this Section 7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests (which cannot be resolved by appropriate waiver agreed to by the Indemnified Party) between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, but the omission to deliver such written notice to the Indemnifying Party will not relieve it of any liability that it may have had to Indemnified Party otherwise than under this Section 7. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (not to be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior written consent.

        7.4 Contribution. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by an Investor hereunder exceed the net proceeds from the offering received by such Investor.

                                   SECTION 8.

                               RULE 144 REPORTING

        With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to Form S-3, the Company agrees to use reasonable efforts to:

        (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the effective date of the IPO;

        (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

        (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant where securities may be resold pursuant to Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company or other information, and such other reports and documents so filed or other information as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration or pursuant to such form.

                                   SECTION 9.

                       STANDOFF AND STAND-STILL AGREEMENTS

        9.1 Market Standoff. In connection with the Company's Initial Public Offering, if requested by the Company and the managing underwriter, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the Initial Public Offering, if any) without the prior written consent of the Company or such managing underwriter for such period of time (not to exceed the period beginning seven (7) days prior to the effective date of the registration statement for the Initial Public Offering and ending 180 days after the date of the Final Prospectus relating to such IPO) (the "Standoff Period"), as may be requested by the Company and the managing underwriter and shall enter into the form of agreement requested by such underwriter ("Standoff Agreement"), provided that all officers, directors, Founders and holders of at least 5% of the outstanding shares (calculated on an as-converted-to Common Stock basis) of the Company enter into similar agreements, provided, however, that a Holder may transfer any Registrable Securities held by Holder to a member, partner or affiliate of Holder during the Standoff Period provided that transferee assumes, in writing, the obligations of Holder under the Standoff Agreement.

        9.2 Stand-still Agreement

        Without a duly authorized and adopted resolution of the Company's Board of Directors, for a period which shall expire upon the earlier of (i) May 31, 2003 or (ii) such time as a tender offer is made for not less than 50% of the outstanding shares as evidenced by a filing with the Securities and Exchange Commission of Schedule 14D-1 and the actual dissemination of tender offer materials to stockholders, by an entity or person unaffiliated with Alcatel, Siemens, Sycamore or Fairchild (the "Strategic Investors"), no Strategic Investor and no partnership, syndicate or group of which a Strategic Investor is a member or any entity affiliated with a Strategic Investor or with which a Strategic Investor is acting in concert will acquire beneficial ownership of any Company shares either individually or as part of a group acting together for the purpose of acquiring, holding or disposing of Company shares, if after such acquisition, such Strategic Investor would beneficially own more than 10% of the outstanding voting stock of the Company.

                                   SECTION 10.

                  LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

        From and after the date of this Agreement, the Company shall not, without the prior written consent of Purchasers holding at least a majority of the shares of Common Stock issuable or issued upon conversion of the Preferred Stock, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than or on parity with the registration rights granted to Purchasers hereunder or to require the Company to effect a registration earlier than the date on which Purchasers can first require a registration under Section 3.1.

                                   SECTION 11.

                               INFORMATION RIGHTS

        11.1 Delivery of Financial Statements.

               (a) The Company shall deliver to each Investor holding at least 500,000 shares (as adjusted for stock splits, stock dividends, combinations, recapitalizations, and the like) of Preferred Stock (and/or Common Stock issued upon conversion thereof);

                          (i) as soon as practicable, but in any event within
one-hundred and twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                          (ii) as soon as practical, but in any event within 30
days after the end of each month and after the end of each quarter, an unaudited income statement and statement of cash flows and balance sheet and comparison to budget for and as of the end of such month or quarter, as the case may be, in reasonable detail;

                          (iii) within thirty (30) days of the approval by the
Company's Board of Directors, the budget and business plan for each fiscal year, prepared on a monthly basis, including balance sheets and statement of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                          (iv) with respect to the financial statements called
for in subsection (ii) of this Section 11.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with general accepted accounting principles ("GAAP") consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

                          (v) such other information reasonably related to an
Investor's investment in the Company relating to the financial condition, business, prospects or corporate affairs of the Company as each Investor; or any assignee of such Investor may from time to time request; provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be a trade secret or other confidential or proprietary information.

        11.2 Inspection. The Company shall permit each Investor holding at least 500,000 shares (as adjusted for stock splits, stock dividends, combinations, recapitalizations and the like) of Preferred Stock (and/or Common Stock issued upon conversion thereof), at such Investor's expense, to visit and inspect the Company's properties during normal working hours, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor and all such queries to be reasonably related to the Investor's investment in the Company; provided, however, that the Company shall not be obligated pursuant to this Section 11.2 to provide access to any information which it reasonably considers to be a trade secret or other confidential or proprietary information.

        11.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 11.1 and 11.2 shall terminate as to each Investor and be of no further force or effect immediately upon the consummation of the Initial Public Offering.

        11.4 Confidentiality. Each of the Purchasers agrees to keep confidential and not to disclose to persons other than its employees, professional consultants, investors, limited partners and advisors any information concerning the Company which is confidential or proprietary ("CONFIDENTIAL INFORMATION"), except as otherwise required by law or as deemed necessary by an Investor to be disclosed to its own partners. No Confidential Information shall be used or disclosed by an Investor for any purpose except in connection with the transactions contemplated by the Purchase Agreement and the agreements executed and delivered in connection with the Purchase Agreement and in the enforcement of its rights thereunder. Each Investor shall use the same level of care with the Confidential Information as it uses with its own confidential information. Notwithstanding the foregoing, the restrictions set forth in this Section 11.4 shall not be applicable to any information that is publicly available, any information independently developed by an Investor or its professional consultants, any information known to an Investor or its professional consultants before the disclosure thereof by the Company, or any information disclosed to an Investor by a person without any confidentiality duty to the Company.

                                   SECTION 12.

                               BOARD OF DIRECTORS

        12.1 With respect to the one (1) member of the Company's Board of Directors that the Amended and Restated Certificate of Incorporation provides is to be elected by the holders of Series D Preferred Stock, voting separately as a single class (the "Series D Board Member"), the Prior Purchasers who are holders of Series D Preferred Stock (the "Series D Holders") hereby agree to vote all of their shares of Series D Preferred Stock now owned or hereafter acquired in favor of the election of the designee of Atlas Venture ("Atlas").

        12.2 With respect to those two (2) members of the Company's Board of Directors that the Amended and Restated Certificate of Incorporation provides are to be elected by the holders of Series C Preferred Stock, voting separately as a single class (the "Series C Board Members"), the Prior Purchasers who are holders of Series C Preferred Stock (the "Series C Holders") hereby agree to vote all of their shares of Series C Preferred Stock now owned or hereafter acquired in favor of the election of one designee of each of (i) Sevin Rosen Fund VI LP. ("Sevin Rosen") and (ii) Bessemer Venture Partners IV L.P.

        12.3 With respect to the members of the Company's Board of Directors that the Amended and Restated Certificate of Incorporation provides are to be elected by the holders of Preferred Stock and Common Stock (the "COMBINED BOARD MEMBERS"), the Founders and the Purchasers hereby agree to vote all of their shares of Preferred Stock and Common Stock now owned or hereafter acquired in favor of the election of (1) the Chief Executive Officer of the Company (or, if there is no Chief Executive Officer of the Company, the President) with respect to the first of the Combined Board Members to be elected, and (2) such other designees as shall be acceptable by the holders of at least a majority of the Preferred Stock (voting together as a single class and not as separate series and on an as-converted basis) and the holders of at least a majority of the Common Stock of the Company (voting as a separate class).

        12.4 With respect to the one (1) member of the Company's Board of Directors that the Amended and Restated Certificate of Incorporation provides is to be elected by the holders of Series A Preferred Stock and Series B Preferred Stock (the "Series A and Series B Board Member"), the holders of Series A Preferred Stock and the holders of Series B Preferred Stock hereby agree to vote all of their shares of Series A Preferred Stock and Series B Preferred Stock now owned or hereafter acquired in favor of the election of the designee of the Series A Preferred Stock and Series B Preferred Stock voting together as a class and not separate series, and on an as converted basis.

        12.5 Should the provisions of this Section 12 be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Section 12 by any party, that this Section 12 shall be specifically enforceable, and that any breach or threatened breach of this
Section 12 shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

        12.6 The provisions of this Section 12 shall terminate upon the closing the Company's Initial Public Offering, upon a merger or consolidation of the Company with or into any other corporation in which more than 50% of the voting power is transferred to such corporation or upon the sale of all or substantially all of the Company's assets

                                   SECTION 13.

                        PURCHASERS' RIGHT OF FIRST OFFER

        13.1 If, at any time prior to the termination of this right of first offer pursuant to subsection 13.5, the Company should issue in a transaction not registered under the Securities Act in reliance upon an exemption thereunder, any Equity Securities (as defined in subsection 13.6 below), each Investor shall have the right to purchase such Investor's Pro Rata Share (or any part thereof) of all of such offered Equity Securities on the same terms as the Company is willing to sell such Equity Securities to any other person. Each Investor's "PRO RATA SHARE" of the Equity Securities for the purposes of this Section 13 shall be equal to that percentage of the then outstanding Common Stock of the Company held by such Investor. For purposes of this subsection (a), the outstanding Common Stock of the Company shall include shares of Common Stock issuable upon conversion, exercise and/or exchange of any outstanding convertible, exercisable or exchangeable securities. For purposes of this Section 13, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

        13.2 Prior to any sale or issuance by the Company of any Equity Securities, the Company shall notify each Investor in writing of its intention to sell and issue such securities, setting forth the terms (including price and number of shares) under which it proposes to make such sale. Within twenty (20) days after receipt of such notice, each Investor shall notify the Company in writing whether such Investor desires to exercise the option to purchase such Investor's Pro Rata Share (or any part thereof) of the Equity Securities so offered. If an Investor elects to purchase such Investor's Pro Rata Share, then such Investor shall have a right of over-allotment such that if any other Investor fails to purchase such Investor's Pro Rata Share of the Equity Securities, such Investor(s) who have elected to purchase their Pro Rata Shares may purchase, on a pro rata basis, that portion of the Equity Securities which such other Purchasers elected not to purchase. The Company shall notify such electing Investor in writing of the number of over-allotment shares available to such Investor within five (5) days of the expiration of the twenty-day period referred to above. Within ten (10) days of receipt of such notice of over-allotment shares, such Investor shall notify the Company in writing whether such Investor desires to exercise the option to purchase the over allotment shares indicated in the notice.

        13.3 After termination of the twenty (20) day period and any over-allotment period specified above, the Company may, during a period of ninety (90) days following the end of such twenty (20) day period and over-allotment period, sell and issue such Equity Securities as to which (i) the Purchasers have no right under this Section 13 to purchase, and (ii) the Purchasers do not indicate a desire to purchase, to another person upon the same terms and conditions as those set forth in the notice to the Purchasers. In the event the Company has not sold the Equity Securities, or has not entered into an agreement (which agreement shall be consummated within sixty (60) days of such date) to sell the Equity Securities, within said ninety (90) day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Purchasers in the manner provided above.

        13.4 If an Investor gives the Company written notice that such Investor desires to purchase any of the Equity Securities offered by the Company, payment for the Equity Securities shall be by check, or wire transfer, against delivery of the Equity Securities at the executive offices of the Company within ten (10) days after giving the Company such notice, or, if later, the closing date for the sale of such Equity Securities. The Company shall take all such actions as may be required by any regulatory authority in connection with the exercise by an Investor of the right to purchase Equity Securities as set forth in this
Section 13.

        13.5 The right of first offer contained in this Section 13 shall terminate upon, and shall not apply to, the earlier to occur of (i) the closing of the Initial Public Offering or (ii) the closing of (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company; or (B) a sale of all or substantially all of the assets of the Company.

        13.6 "EQUITY SECURITIES" shall mean (i) shares of Common Stock or other equity securities of the Company and (ii) any security convertible into or exchangeable or exercisable for shares of Common Stock or other equity securities of the Company; provided, however, that Equity Securities shall not include (A) the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock
(B) up to such number of shares of Common Stock reserved for issuance to employees, consultants, directors or officers of the Company pursuant to stock grant, stock purchase and/or stock option plans or any other stock incentive program, agreement or arrangement approved by the Board of Directors, or (C) any securities (1) issued in connection with the Initial Public Offering, (2) issued upon conversion of Series A, Series B, Series C , Series D or Series E Preferred Stock or other convertible securities or securities exercisable for Equity Securities and outstanding on the date hereof, (3) issued in connection with any stock split, stock dividend, recapitalization or similar event, (4) issued pursuant to equipment financing or leasing or banking arrangements or in connection with strategic partnering transactions approved by the Board of Directors (including the approval of at least one Series C Board Member), or (5) issued as part of an acquisition by the Company of all or substantially all of the assets or shares of another company or entity whether through a merger, exchange, reorganization or the like.

        13.7 An Investor's right to purchase any Equity Securities pursuant to this Section 13 may be assigned by an Investor to any Affiliate of such Investor.

                                   SECTION 14.

                   RIGHT OF FIRST REFUSAL ON FOUNDERS' SHARES

        14.1 General. Before any Common Stock or Common Stock equivalents ("FOUNDER SHARES") of the Company held by a Founder or any transferee (either being sometimes referred to herein as the "SELLING FOUNDER") may be sold or otherwise transferred, the Company or its assignee(s) and the Investors shall have rights of first refusal to purchase the Founder Shares on the terms and conditions set forth in this Section 14 (the "RIGHT OF FIRST REFUSAL").

        14.2 Notice of Proposed Transfer. The Selling Founder of the Offered Shares (as defined below) shall deliver to the Company and the Investors a written notice (the "NOTICE") stating: (i) the Selling Founder's bona fide intention to sell or otherwise transfer such Founder Shares (the "OFFERED SHARES"); (ii) the name of each proposed purchaser or other transferee ("PROPOSED TRANSFEREE"); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Selling Founder proposes to transfer the Offered Shares (the "OFFERED PRICE"), and the Selling Founder shall offer the Offered Shares at the Offered Price to the Company or its assignee(s) and the Investors, pursuant to the terms set forth herein.

        14.3 Exercise of Right of First Refusal.

               (a) At any time within ten (10) days after receipt of the Notice, the Company may, by giving written notice to the Selling Founder, elect to purchase all or any part of the Offered Shares at the purchase price determined in accordance with subsection 14.4 below.

               (b) If the Company fails to elect to purchase all of the Offered Shares pursuant to subsection (a) above, at any time within ten (10) days after the expiration of the Company's ten (10) day period referred to above, the Investors may, by giving written notice to the Selling Founder, elect to purchase all or any part of the Offered Shares not so purchased by the Company at the purchase price determined in accordance with subsection 14.4 below. Each such Investor shall be defined as a "PURCHASING INVESTOR."

               (c) If the total number of shares the Investors offer to purchase exceeds the number of Offered Shares, each Investor shall be entitled to purchase such Investor's Pro Rata Share (as defined below) of the Offered Shares. For purposes of these Rights of First Refusal, an Investor's "PRO RATA SHARE" is the ratio that the number of shares of Common Stock (assuming conversion of any securities convertible into Common Stock, but not including options or warrants to acquire Common Stock) held by such Investor bears to the total number of shares of Common Stock (assuming conversion of any securities convertible into Common Stock, but not including options or warrants to acquire Common Stock) held by all Investors. The Selling Founder shall promptly inform such Purchasing Investor of any Investor's failure to purchase such Investor's Pro Rata Share of the Offered Shares. During the five (5) day period commencing after such notification is given, any Purchasing Investor may, by giving written notice to the Selling Founder, elect to purchase all or any part of the Offered Shares not so purchased by the other Investors, in which case Selling Founder shall allocate such Offered Shares at his sole discretion if there is more than one Investor.

        14.4 Purchase Price. The purchase price ("PURCHASE PRICE") for the Offered Shares purchased by the Company or the Investors under this Section 14 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

        14.5 Payment. Payment of the Purchase Price shall be made in cash, by check or by wire transfer within forty (40) days after receipt of the Notice or in the manner and at the times set forth in the Notice. The sale shall constitute a representation and warranty by the Selling Founder that the Offered Shares being sold are free and clear of all liens, claims and encumbrances.

        14.6 Selling Founder's Right to Transfer. Any of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee that are not purchased by the Company or the Investors may be sold or otherwise transferred by the Selling Founder to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer (i) complies with the provisions of Section 15 of this Agreement with respect to co-sale rights, (ii) is consummated within ninety (90) days after the date of the Notice, (iii) is in accordance with all the terms of this Agreement and all other agreements between the Selling Founders and the Company and (iv) is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Agreement shall continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company and the Investors, and the Company and the Investors shall again be offered the Rights of First Refusal before any Offered Shares held by the Selling Founder may be sold or otherwise transferred.

        14.7 Termination of Right of First Refusal. The Right of First Refusal under this Section 14 shall terminate (A) immediately after the closing of the Company's Initial Public Offering, and (B) as to any Investor, at any such time as that Investor (together with any Affiliates) holds less than one hundred thousand (100,000) shares of Preferred Stock (as adjusted for stock splits, reverse splits, recapitalizations and the like).

        14.8 Superiority of Company Right of First Refusal. Notwithstanding any provision herein to the contrary, the Company's Right of First Refusal and all of the rights attendant thereto set forth in this Section 14 are senior to any rights of first refusal granted to any of the Company's shareholders.

                                   SECTION 15.

                                 CO-SALE RIGHTS

        15.1 General. To the extent the Investors fail to exercise their Rights of First Refusal under Section 14, a Selling Founder shall send a written notice (the "SECOND NOTICE") to all Investors containing the terms and conditions (including the Offered Price) of the proposed transfer and the number of Offered Shares, within sixty (60) days of sending the original Notice pursuant to Section 14. Within fifteen (15) days of the date of the Second Notice, each of the Investors shall notify the Selling Founder if such Investor elects to participate in such transfer. Each participating Investor shall then have the right to sell, at the same price and on the same terms as the Selling Founder, an amount of shares equal to the number of shares to be sold or transferred multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (assuming conversion of any securities convertible into Common Stock, but not including options or warrants to acquire Common Stock) held by the participating Investor and the denominator of which shall be the sum of the number of shares of Common Stock (assuming conversion of any securities convertible into Common Stock, but not including options or warrants to acquire Common Stock) held by the Selling Founder and all participating Investors.

        15.2 Closing. Each participating Investor shall effect its participation in the sale by promptly delivering to the Selling Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent: the type and number of shares of equity securities which are at such time convertible into the number of shares of Common Stock which such participating Investor elects to sell or that number of shares of equities securities which are at such time convertible into the number of shares of Common Stock which such participating Investor elects to sell; provided however, that if the prospective third-party purchaser objects to the delivery of equity securities in lieu of Common Stock, such participating Investor shall convert such equity securities into Common Stock and deliver Common Stock as provided in this Section 15.2. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer. The participating Investors agree to enter into an agreement with the purchaser on terms and conditions identical, to the extent feasible, with the agreement entered into by the Selling Founder providing representations and warranties and other terms and conditions agreed to by the Selling Founder.

        15.3 Termination. The co-sale right under this Section 15 shall terminate (A) immediately after the closing of the Company's Initial Public Offering, and (B) as to any Investor, at any such time as that Investor (together with any affiliates) holds less than one hundred thousand (100,000) shares of Preferred Stock (as adjusted for stock splits, reverse splits, recapitalizations and the like).

                                   SECTION 16.

                     EXEMPT TRANSFERS AND OTHER LIMITATIONS

        (a) Notwithstanding the foregoing, (A) the provisions of Sections 14 and 15 shall not apply to (i) any pledge of Founder Shares made pursuant to a bona fide loan transaction that creates a mere security interest, (ii) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or a Founder or (iii) any bona fide gift, and (B) the provisions of
Section 15 shall not apply to (i) any transfer by a Founder of not more than five percent (5%) of the Founder Shares then held by such Founder in any twelve
(12) month period; provided that, in the case (A) or (B) above, (1) the transferring Founder shall inform the Investors of such pledge, transfer or gift in accordance with Section 14 and Section 15 above and (2) the pledgee, transferee or donee shall furnish the Company with a written agreement to be bound by and comply with all provisions of Sections 14 and 15. Such transferred Founder Shares shall remain "Founder Shares" hereunder, and such pledgee, transferee or donee shall be treated as a "Founder" for purposes of Sections 14, 15 and 16 this Agreement.

        (b) Notwithstanding the foregoing, (A) the provisions of Section 14 shall not apply to the sale of any Founder Shares (i) to the public pursuant to a registration statement filed with, and declared effective by, the SEC or (ii) to the Company, and (B) the provisions of Section 15 shall not apply to the sale of any Founder Shares (i) to the public pursuant to a registration statement filed with, and declared effective by, the SEC or (ii) to the Company.

        (c) This Agreement shall in no manner limit the right of the Company to repurchase securities from a Founder or the assignee of a Founder at cost pursuant to a Stock Purchase Agreement between the Company and such Founder.

        (d) Notwithstanding the foregoing, the right of first refusal provided for in Section 14 and the right of co-sale provided for in Section 15 shall be mutually exclusive and any Investor that elects to exercise its rights with respect to any proposed sale under either of such Sections shall not be entitled to exercise its rights under the other such Section with respect to such proposed sale. Notwithstanding any other provision of this Agreement, the right of first refusal provided for in Section 14 shall apply to sales by a Founder to an Investor, pursuant to the exercise of such Investor's right of first refusal and right of co-sale under Sections 14 and 15.

                                   SECTION 17.

                                     LEGEND

        (a) Each certificate representing Founder Shares shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

               THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RIGHTS OF FIRST REFUSAL AND CO-SALE PURSUANT TO AN

               AGREEMENT BETWEEN THE ISSUER, THE REGISTERED HOLDER AND CERTAIN OTHER PARTIES. COPIES OF THE AGREEMENT RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

        (b) Each certificate representing Founder Shares and Registrable Securities shall be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

               THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STAND-OFF AGREEMENT PURSUANT TO AN AGREEMENT BETWEEN THE ISSUER, THE REGISTERED HOLDER AND CERTAIN OTHER PARTIES. COPIES OF THE AGREEMENT RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

                                   SECTION 18.

                              TERMINATION OF RIGHTS

        The rights of any Holder pursuant to the terms of Sections 2, 3 and 4 shall terminate at such time as (i) such Holder could sell all of the Registrable Securities held by such Holder (and any affiliate of Holder with whom such Holder must aggregate its sales under Rule 144) in any one three-month period pursuant to Rule 144, as amended, promulgated under the Securities Act ("Rule 144") or (ii) such Holder ceases to hold any Registrable Securities. Unless otherwise specified herein, the rights and provisions of this Agreement shall terminate on the fifth (5th) anniversary of the date of the Company's Initial Public Offering. Notwithstanding the foregoing, the obligation of the Company and the Holders under Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

                                   SECTION 19.

                                  MISCELLANEOUS

        19.1 Assignment. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Agreement may be transferred or assigned (but only with all related obligations) by the Holders to any Affiliate of such Holder or any transferee or assignee who acquires at least 500,000 shares (as adjusted for stock splits, stock dividends, combinations, recapitalizations and the like) of Registrable Securities; provided (i) that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (ii) such transfer or assignment may otherwise be effected in accordance with applicable securities laws and any other agreement to which a Holder is a party or such Holder is bound, and (iii) provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any transferee or assignee shall thereafter be treated as a Holder, subject to the limitations herein. Until the Company receives actual notice of any transfer or assignment, it shall be entitled to rely on the then existing list of Holders and the failure to notify the Company of any transfer or assignment shall not affect the validity of a notice properly given by the Company to the Holders pursuant to lists maintained by the Company.

        19.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements entered into solely between residents of, and to be performed entirely within, such state.

        19.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        19.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        19.5 Notices.

               (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon (i) an Investor at the address set forth in the Company's records with a copy to Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303-0913, telecopy: (650) 496-2755, attention: John Mills and
(ii) the Company at Optical Micro-Machines, Inc., c/o Hus Tigli, 9645 Scranton Road, Suite 140, San Diego, CA 92121, telecopy: (858) 457-6853, with a copy to Wilson, Sonsini, Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, telecopy: (650) 493-6811, attention: Bruce M. McNamara.

               (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by facsimile with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

               (c) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given three (3) days after the airmailing or faxing thereof.

        19.6 Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        19.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least greater than fifty percent (50%) of the Registrable Securities; provided, however, that in the event such amendment or waiver adversely affects the rights and/or obligations of the Founders under Section 2 of this Agreement in a different manner than the other Holders, such amendment or waiver shall also require the written consent of holders of at least a majority of the Common Stock (assuming the conversion of all outstanding shares of Preferred Stock) then held by the Founders then employed by the Company. In the event of a subsequent closing with an investor as provided for in Section 2.3 of the Series E Agreement, such investor shall become a party to this Agreement as an "Investor" upon receipt from such investor of a fully executed signature page hereto.

        19.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        19.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

        19.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and any other written or oral agreements between the parties hereto are expressly canceled.

        19.11 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        19.12 Waiver of Right of First Offer

          Each Investor holding a right of first offer to purchase new securities of the Company pursuant to Section 13 of the Amended and Restated Shareholders Rights Agreement dated November 16, 1999, by and between the Company and each Investor, by its execution of this Agreement, hereby waives any rights it may have pursuant to such section, including without limitation any right to purchase shares of Series E Preferred Stock and the right to receive
(20) days notice prior to the sale or issuance of shares of Series E Preferred Stock by the Company.

        19.13 Remedies. Any Holder having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which such party may be entitled.

        19.14 Prior Agreement. The Prior Agreement is hereby superseded in its entirety and shall be of no further force or effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       COMPANY:

                                       OPTICAL MICRO-MACHINES, INC.


                                       By: /s/Hus Tigli
                                          --------------------------------------
                                           Hus Tigli
                                           President and Chief Executive Officer



      Signature Page to Amended and Restated Shareholders Rights Agreement

                                     FOUNDERS


                                     /s/Anis Husain
                                     -------------------------------------------
                                     Anis Husain


                                     /s/Ming Wu
                                     -------------------------------------------
                                     Ming Wu


                                     /s/Li Fan
                                     -------------------------------------------
                                     Li Fan


                                     /s/Sadik Esener
                                     -------------------------------------------
                                     Sadik Esener





                                     PRIOR PURCHASERS:


                                     /s/Anis Husain
                                     -------------------------------------------
                                     Anis Husain


      Signature Page to Amended and Restated Shareholders Rights Agreement

                                   SERIES E INVESTORS:

                                   ALCATEL USA SOURCING L.P.

                                   By: Alcatel USA GP, Inc., its general partner



                                   By: /s/Hubert de Pesquidout
                                      ----------------------------------------
                                       Name:  Hubert de Pesquidout
                                       Title: Chief Financial Officer


      Signature Page to Amended and Restated Shareholders Rights Agreement

                                     SERIES E INVESTORS:

                                     SYCAMORE NETWORKS, INC.

                                     By:



                                     By: /s/Daniel E. Smith
                                        ----------------------------------------
                                         Name: Daniel E. Smith
                                         Title: President and CEO



      Signature Page to Amended and Restated Shareholders Rights Agreement

                                     FAIRCHILD SEMICONDUCTOR CORPORATION



                                     By: /s/     Signature Illegible
                                        ----------------------------------------
                                         Name:
                                         Title:


      Signature Page to Amended and Restated Shareholders Rights Agreement

                                     SERIES E INVESTORS:

                                     WESTON PRESIDIO CAPITAL III, L.P.

                                     By:


                                     By: /s/Philip Halperin
                                        ----------------------------------------
                                         Name: Philip Halperin
                                         Title: General Partner


                                     WPC ENTREPENEURS FUND, L.P.

                                     By:


                                     By: /s/Philip Halperin
                                        ----------------------------------------
                                         Name: Philip Halperin
                                         Title: General Partner




      Signature Page to Amended and Restated Shareholders Rights Agreement

                                     SERIES E INVESTORS:

                                     ATLAS VENTURE FUND IV, L.P.

                                     By: Atlas Venture Associates IV, L.P.
                                         its general partner
                                     By: Atlas Venture Associates, IV, Inc.
                                         its general partner

                                         /s/Signature illegible
                                     -------------------------------------------
                                         Vice President

                                     ATLAS VENTURE PARALLEL FUND IV-A, C.V.

                                     By: Atlas Venture Associates IV, L.P.
                                         its general partner
                                     By: Atlas Venture Associates, IV, Inc.
                                     its general partner

                                         /s/Signature illegible
                                     -------------------------------------------
                                         Vice President

                                     ATLAS VENTURE PARALLEL FUND IV-B, C.V.

                                     By: Atlas Venture Associates IV, L.P.
                                         its general partner
                                     By: Atlas Venture Associates, IV, Inc.
                                         its general partner

                                         /s/Signature illegible
                                     -------------------------------------------
                                         Vice President

                                     ATLAS VENTURE ENTREPRENEURS' FUND IV, L.P.

                                     By: Atlas Venture Associates IV, L.P.
                                         its general partner
                                     By: Atlas Venture Associates, IV, Inc.
                                         its general partner

                                         /s/Signature illegible
                                     -------------------------------------------
                                         Vice President



      Signature Page to Amended and Restated Shareholders Rights Agreement

                                     SERIES E INVESTORS:

                                     SEVIN ROSEN FUND VI L.P.

                                     By: SRB Associates VI L.P., its General

                                     Partner



                                     By: /s/John V. Jaggers
                                        ----------------------------------------
                                         John V. Jaggers, General Partner



                                     SEVIN ROSEN VI AFFILIATES FUND L.P.

                                     By: SRB Associates VI L.P., its General
                                     Partner



                                     By: /s/John V. Jaggers
                                        ----------------------------------------
                                         John V. Jaggers, General Partner

      Signature Page to Amended and Restated Shareholders Rights Agreement

                                     SERIES E INVESTORS:

                                     BESSEMER VENTURE PARTNERS IV L.P.

                                     By: Deer IV & Co. LLC, General Partner



                                     By: /s/Robert H. Buescher
                                        ----------------------------------------
                                         Robert H. Buescher, Manager



                                     BESSEC VENTURES IV L.P.

                                     By: Deer IV & Co. LLC, General Partner



                                     By: /s/Robert H. Buescher
                                        ----------------------------------------
                                         Robert H. Buescher, Manager



      Signature Page to Amended and Restated Shareholders Rights Agreement

                                     SERIES E INVESTORS:

                                     RHO MANAGEMENT TRUST I

                                     By: RHO MANAGEMENT COMPANY, INC.
                                         as Investment Adivser


                                     By: /s/ Joshua Ruch
                                        ----------------------------------------
                                         Name: Joshua Ruch
                                         Title: Chairman and CEO



                           Signature Page to Amended
                           and Restated Shareholders
                                Rights Agreement

                                     SERIES E INVESTORS:

                                     SIEMENS SERVICES, INC.

                                     By:  Mark C. Pollina, President



                                     By: /s/Christine Krzyzarowski
                                        ----------------------------------------
                                         Name: Christine Krzyzarowski
                                         Title: Vice President



                                     SIEMENS VENTURE CAPITAL

                                     By: /s/Lupberger



                                     By: /s/Signature illegible
                                        ----------------------------------------
                                         Name:
                                         Title: President and CEO


      Signature Page to Amended and Restated Shareholders Rights Agreement

                                     WARRANT HOLDERS:

                                     SILICON VALLEY BANK



                                     By: /s/Jeff Huhn
                                        ----------------------------------------
                                         Name: Jeff Huhn
                                         Title: Senior Vice President


      Signature Page to Amended and Restated Shareholders Rights Agreement

                                     PRIOR PURCHASERS:

                                     SEVIN ROSEN FUND VI L.P.

                                     By: SRB Associates VI L.P., its General
                                     Partner



                                     By: /s/John V. Jaggers
                                        ----------------------------------------
                                         John V. Jaggers, General Partner



                                     SEVIN ROSEN VI AFFILIATES FUND L.P.

                                     By: SRB Associates VI L.P., its General
                                     Partner



                                     By: /s/John V. Jaggers
                                        ----------------------------------------
                                         John V. Jaggers, General Partner



                                     SEVIN ROSEN BAYLESS MANAGEMENT COMPANY



                                     By: /s/John V. Jaggers
                                        ----------------------------------------
                                         John V. Jaggers, Vice President



      Signature Page to Amended and Restated Shareholders Rights Agreement

                                     SERIES D INVESTORS:

                                     SEVIN ROSEN FUND VI L.P.

                                     By: SRB Associates VI L.P., its General
                                     Partner



                                     By: /s/John V. Jaggers
                                        ----------------------------------------
                                         John V. Jaggers, General Partner



                                     SEVIN ROSEN VI AFFILIATES FUND L.P.

                                     By: SRB Associates VI L.P., its General
                                     Partner



                                     By: /s/John V. Jaggers
                                        ----------------------------------------
                                         John V. Jaggers, General Partner



                                     SEVIN ROSEN BAYLESS MANAGEMENT COMPANY



                                     By: /s/John V. Jaggers
                                        ----------------------------------------
                                         John V. Jaggers, Vice President

      Signature Page to Amended and Restated Shareholders Rights Agreement

                                     SERIES D INVESTORS:

                                     ATLAS VENTURE FUND IV, L.P.

                                     By: Atlas Venture Associates IV, L.P.
                                         its general partner
                                     By: Atlas Venture Associates, IV, Inc.
                                         its general partner

                                         /s/Signature illegible
                                     -------------------------------------------
                                         Vice President

                                     ATLAS VENTURE PARALLEL FUND IV-A, C.V.

                                     By: Atlas Venture Associates IV, L.P.
                                         its general partner
                                     By: Atlas Venture Associates, IV, Inc.
                                     its general partner

                                         /s/Signature illegible
                                     -------------------------------------------
                                         Vice President

                                     ATLAS VENTURE PARALLEL FUND IV-B, C.V.

                                     By: Atlas Venture Associates IV, L.P.
                                         its general partner
                                     By: Atlas Venture Associates, IV, Inc.
                                         its general partner

                                         /s/Signature illegible
                                     -------------------------------------------
                                         Vice President

                                     ATLAS VENTURE ENTREPRENEURS' FUND IV, L.P.

                                     By: Atlas Venture Associates IV, L.P.
                                         its general partner
                                     By: Atlas Venture Associates, IV, Inc.
                                         its general partner

                                         /s/Signature illegible
                                     -------------------------------------------
                                         Vice President


      Signature Page to Amended and Restated Shareholders Rights Agreement

                                     SERIES D INVESTORS:

                                     RHO MANAGEMENT TRUST I

                                     By: RHO MANAGEMENT COMPANY, INC.
                                         as Investment Adivser


                                     By: /s/Joshua Ruch
                                        ----------------------------------------
                                         Name: Joshua Ruch
                                         Title: Chairman and CEO



      Signature Page to Amended and Restated Shareholders Rights Agreement